UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2020

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 McGinnis Ferry Road, Suite 1306 Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.01 par value per share	AMRH	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	AMRHW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Exchange of Convertible Notes; Exchange Agreement

On September 10, 2020, Ameri Holdings, Inc. (the “Company”) entered into separate Exchange Agreements with the holders of certain 7.25% secured convertible note, which notes were originally issued on or about February 27, 2020 (the “Prior Notes”). Pursuant to the Exchange Agreements, the holders agreed to exchange the Prior Notes for new convertible 7.25% debentures (the “New Debentures”) in the aggregate principal amount of $1,001,986 which New Debentures are convertible into shares of common stock of the Company at a conversion price of $1.13 per share. After the exchange, there are no Prior Notes outstanding. The principal amount of the New Debentures is equal to the principal amount of the Prior Notes and the accrued interest thereon. The New Debentures are due on the earlier of (i) the effective date of the Company’s contemplated transaction with Jay Pharma or (ii) October 31, 2020 (the earliest of such dates, the “Maturity Date”).

The foregoing description of the Exchange Agreement and the New Debentures are not complete and are qualified in its entirety by reference to the full text of the forms of the Exchange Agreement and the New Debentures, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Exchange Agreement
10.2	Form of Debenture

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2020	AMERI HOLDINGS, INC.

	By:	/s/ Barry Kostiner
	Name:	Barry Kostiner
	Title:	Chief Financial Officer